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                        BUSINESS RECORDS CORPORATION HOLDING COMPANY            EXHIBIT (11)
                             COMPUTATION OF EARNINGS PER SHARE

                                                                         Years ended December 31,
                                                        1995         1994          1993         1992          1991
Common and common equivalent share
 Income (loss)
  Continuing operations. . . . . . . . . . . . . .  $10,695,000  $13,389,000   $ 2,405,000  $ 6,602,000   $ 4,463,000
   Add interest income on assumed
    investment of excess proceeds
    from stock option exercises
    under the modified treasury
    stock method, net of tax . . . . . . . . . . .          ---          ---       429,000          ---       216,000
  Adjusted income (loss) from
    continuing operations. . . . . . . . . . . . .   10,695,000   13,389,000     2,834,000    6,602,000     4,679,000

  Extraordinary items. . . . . . . . . . . . . . .          ---          ---           ---       75,000       996,000
  Cumulative effect of change
   in accounting principals. . . . . . . . . . . .          ---          ---     4,352,000          ---           ---
  Net income (loss) applicable
      to common shares . . . . . . . . . . . . . .  $10,695,000  $13,389,000   $ 7,186,000  $ 6,677,000   $ 5,675,000

Weighted average number of
  shares outstanding . . . . . . . . . . . . . . .    6,352,000    5,807,000     5,045,000    4,651,000     4,567,000
Additional weighted average shares
  from assumed exercise of dilutive
  stock options and warrants, net of
  shares assumed to be repurchased
  with proceeds at the average market
  price during the period. . . . . . . . . . . . .      180,000      267,000       723,000      332,000       553,000
                                                      6,532,000    6,074,000     5,768,000    4,983,000     5,120,000

Earnings (loss) per common and
  common equivalent share
    Continuing operations. . . . . . . . . . . . .  $      1.64  $      2.20   $      0.49  $      1.33   $       .91
    Extraordinary items. . . . . . . . . . . . . .          ---          ---           ---         0.01          0.20
    Cumulative effect of change
     in accounting principals. . . . . . . . . . .          ---          ---           .75          ---           ---
      Net income (loss). . . . . . . . . . . . . .  $      1.64  $      2.20   $      1.24  $      1.34   $      1.11
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                             BUSINESS RECORDS CORPORATION HOLDING COMPANY
                              COMPUTATION OF EARNINGS PER SHARE (Cont'd.)

                                                                         Years ended December 31,
                                                        1995         1994          1993         1992          1991
Assuming full dilution
  Income (loss)
    Continuing operations. . . . . . . . . . . . .  $10,695,000  $13,389,000   $ 2,405,000  $ 6,602,000   $ 4,463,000

  Add interest income on assumed
    investment of excess proceeds
    from stock option exercises under
    the modified treasury stock
    method, net of tax . . . . . . . . . . . . . .          ---          ---       239,000          ---           ---

  Add interest expense on debentures
    or convertible notes, net of
    income taxes . . . . . . . . . . . . . . . . .       20,000      266,000       554,000      625,000       635,000
  Adjusted income (loss) from
    continuing operation . . . . . . . . . . . . .   10,715,000   13,655,000     3,198,000    7,227,000     5,098,000

    Extraordinary items. . . . . . . . . . . . . .          ---          ---           ---       83,000       996,000
    Cumulative effect of change
     in accounting principals. . . . . . . . . . .          ---          ---     4,352,000          ---           ---
  Adjusted net income (loss) . . . . . . . . . . .  $10,715,000  $13,655,000   $ 7,550,000  $ 7,310,000   $ 6,094,000

Weighted average number of shares
  outstanding. . . . . . . . . . . . . . . . . . .    6,352,000    5,807,000     5,045,000    4,651,000     4,567,000

Additional weighted average shares from
  assumed exercise of dilutive stock options
  and warrants, net of shares assumed to be
  repurchased with proceeds at the greater of
  average market price during the period or
  year-end market price. . . . . . . . . . . . . .      197,000      274,000       723,000      337,000       630,000
Additional weighted average shares from
  assumed conversion of debentures
  or convertible notes . . . . . . . . . . . . . .       95,000      311,000       643,000      714,000       714,000
                                                      6,644,000    6,392,000     6,411,000    5,702,000     5,911,000
Earnings (loss) per share assuming
  full dilution
    Continuing operations. . . . . . . . . . . . .  $      1.61  $      2.14   $      0.50  $      1.26   $      0.86
    Extraordinary items. . . . . . . . . . . . . .          ---          ---           ---         0.02          0.17
    Cumulative effect of change
     in accounting principals. . . . . . . . . . .          ---          ---           .68          ---           ---
      Net income (loss). . . . . . . . . . . . . .  $      1.61  $      2.14   $      1.18  $      1.28   $      1.03
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